UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 8, 2005 (July 26, 2005)
Quiksilver, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-15131 (Commission File Number)	33-0199426 (IRS Employer Identification Number)

15202 Graham Street, Huntington Beach, CA (Address of principal executive offices)		92649 (Zip Code)
Registrant’s telephone number, including area code:
(714) 889-2200

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition of Assets
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02 Unregistered Sales of Equity Securities
Item 9.01 Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 23.1
EXHIBIT 23.2
EXHIBIT 99.1
EXHIBIT 99.2

     Quiksilver, Inc. (the “Company”) hereby amends this Current Report on Form 8-K, which was initially filed on August 1, 2005, to include the financial statements required by Item 9.01 hereof. These financial statements are filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K. Except for the filing of the financial statements required by Item 9.01 hereof, and the related consents of auditors, this Current Report on Form 8-K is not being amended or updated in any manner.
Item 2.01 Completion of Acquisition of Assets
     On July 26, 2005, Quiksilver, Inc., a Delaware corporation (the “Company”), completed its previously announced acquisition of Skis Rossignol S.A., a French corporation (société anonyme) (“Skis Rossignol”). The acquisition was made pursuant to an Acquisition Agreement (the “Acquisition Agreement”) dated April 12, 2005 with Mr. Laurent Boix-Vives, Ms. Jeannine Boix-Vives, Ms. Christine Simon, Ms. Sylvie Bernard (collectively, the “Controlling Shareholders”) and SDI Société de Services et Développement, a Swiss corporation (together with the Controlling Shareholders, the “Sellers”). Under the terms of the Acquisition Agreement, on July 26, 2005 the Company purchased from the Sellers a majority of the voting interest of Skis Rossignol, directly and through holding companies, in exchange for cash and shares of common stock of the Company.
     Pursuant to the Acquisition Agreement and certain ancillary agreements, on April 12, 2005, the Company effectively, indirectly became sole General Partner (associé commandité) and manager (gérant) of Ski Expansion, a French general partnership limited with shares (société en commandite par actions) (the “Holding Company”). The Holding Company directly and indirectly owned 4,784,979 common shares of Skis Rossignol, representing 38.43% of the shares and 49.84% of the voting rights of Skis Rossignol. Also on April 12, 2005, members of the Controlling Shareholders, who had also been general partners and managers of the Holding Company, withdrew as general partners and resigned as managers of the Holding Company.
     Also pursuant to the Acquisition Agreement, on July 26, 2005:
•	the Company acquired from the Sellers an aggregate of 361,989 common shares of the Holding Company (the “Initial Holding Company Shares”);

•	Skis Rossignol, now effectively controlled by the Company, acquired from the Sellers all shares of Skis Rossignol’s subsidiaries held by the Sellers (other than shares of Roger Cleveland Golf Company, Inc., a California corporation (“Roger Cleveland”));

•	the Controlling Shareholders transferred 749,958 shares of Skis Rossignol (the “Residual Shares”) which they owned directly to the Holding Company; and

•	the Holding Company issued 76,518 new shares to the Controlling Shareholders, and the Controlling Shareholders transferred to the Company 76,518 common shares of the Holding Company acquired pursuant to this capital increase.
     As a result of the foregoing transactions, the Company owns 100% of the common shares of the Holding Company and the Holding Company owns 44.46% of the share capital and approximately 56.03% of the voting interest of Skis Rossignol.

     The Controlling Shareholders have retained an interest in the form of restricted shares representing 25% of the share capital of the Holding Company to secure the payment of the purchase price of the shares of the Holding Company by the Company pursuant to the Acquisition Agreement. The Acquisition Agreement contemplates that these shares will be transferred to the Company by April 12, 2010 through a series of put options held by the Controlling Shareholders and call options held by the Company set forth in a shareholders’ agreement, dated April 12, 2005, between the Company and the Controlling Shareholders (the “Holding Company Shareholders’ Agreement”). The Holding Company shares retained by the Controlling Shareholders have been pledged to the benefit of the Company to secure the call option held by the Company.
     The Company has paid to the Sellers approximately €56.9 million in cash (not including the price to be paid for the Holding Company’s restricted shares retained by the Controlling Shareholders, which is discussed under Item 2.03 below) and issued to the Sellers 2,150,038 shares of common stock of the Company in connection with the acquisition of Skis Rossignol. The Sellers are prohibited from selling the shares of common stock of the Company that they received in the transaction for a period of three years from July 26, 2005.
     Pursuant to the Acquisition Agreement, on June 6, 2005, the Company commenced a cash tender offer in France to purchase all of the outstanding shares of Skis Rossignol not owned by the Holding Company at a price of €19.00 per Skis Rossignol share. The initial tender offer period was closed on July 8, 2005. 6,011,819 shares of Skis Rossignol, representing 48.29% of the shares of Skis Rossignol, were tendered during that initial period. The acquisition of the shares tendered in that period was completed on July 26, 2005, in consideration for an aggregate payment in cash of approximately €114.2 million. Taking into account the shares directly and indirectly acquired from the Sellers, and a small number of Skis Rossignol shares purchased on the open market since July 8, 2005, the Company now owns, directly and indirectly through the Holding Company, 94.09% of the shares and approximately 95.08% of the voting rights of Skis Rossignol.
     On July 25, 2005, the Company reopened the tender offer for an additional period of fifteen trading days, on terms equivalent to those offered in the initial tender offer period. This additional period will expire on August 12, 2005. The results of the reopened tender offer are expected to be disclosed on August 22, 2005. If, at the end of the reopened offer, the Company owns more than 95% of the shares of Skis Rossignol, the Company will proceed with a squeeze out of the remaining minority shareholders of Skis Rossignol, so that Skis Rossignol would become a wholly-owned subsidiary of the Company.
     In connection with the transactions contemplated under the Acquisition Agreement, the Company’s board of directors will propose to the Company’s shareholders the appointment of Mr. Laurent Boix-Vives as a director of the Company. In addition, pursuant to a consulting agreement dated April 12, 2005 between the Company and Controlling Shareholders, the Controlling Shareholders will provide advisory and consulting services to the Company for a period of five years following July 26, 2005, including with respect to the branding and marketing strategy of Skis Rossignol and its subsidiaries, their relations with the press, distributors, customers and local representatives, as well as the organization of the 2006 Winter Olympic Games in Italy and the 100th anniversary of the Rossignol brand in 2007.

     An English translation of the Acquisition Agreement is incorporated by reference in this Current Report on Form 8-K.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     Under the Holding Company Shareholders’ Agreement discussed in Item 2.01 above, the Controlling Shareholders have granted to the Company call options, pursuant to which the Company can require the Controlling Shareholders to sell all (but not less than all) of their shares of the Holding Company to the Company, for a purchase price of €181.20 per share, net of any dividends or other distributions paid by the Holding Company to the Controlling Shareholders, plus interest equal to Euribor 3 months + 2.35%. The call options may be exercised during the 90-day period commencing April 12, 2010 or at any time when the Controlling Shareholders are in material breach of their obligations under the Holding Company Shareholders’ Agreement or the related pledge agreement and in certain other circumstances. The Company has also granted to the Controlling Shareholders put options, pursuant to which the Controlling Shareholders can require the Company to purchase all (but not less than all) of their shares of the Holding Company for a consideration equal to the call option price described above, which may be increased by 5% in certain limited instances. The put options may be exercised during the 75-day period commencing April 27, 2010 or at any time when the Company is in material breach of its obligations under the Holding Company Shareholders’ Agreement or the related pledge agreement.
     The Company has accounted for this put/call arrangement as deferred purchase price of approximately €26.5 million (approximately $34.1 million).
Item 3.02 Unregistered Sales of Equity Securities
     As disclosed under Item 2.01 above, on July 26, 2005, the Company issued 2,150,038 shares of its common stock to the Sellers. The issuance of this stock by the Company was made in a transaction not involving any public offering pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and pursuant to Regulation S under the Securities Act.
     The issuance of the shares of the Company’s common stock pursuant to Section 4(2) of the Securities Act qualified for that exemption because the issuance of the shares by the Company did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the transaction, the size of the offering, and the manner of the offering. In addition, the Controlling Shareholders had the necessary investment intent as required by Section 4(2) since they are restricted from selling those shares for a period of three years from the date of issuance. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on the above factors, this transaction meets the requirements to qualify for exemption under Section 4(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits
(a)	Financial Statements of Business Acquired
                      The financial statements required by this Item are included as Exhibit 99.1 hereto and are incorporated herein by reference.
(b)	Pro Forma Financial Information
                      The pro forma financial information required by this Item are included as Exhibit 99.2 hereto and are incorporated herein by reference.
(c)	Exhibits
                      The following exhibits are being furnished herewith:

Exhibit No.	Exhibit Title or Description
10.1*	English Translation of the Acquisition Agreement, dated April 12, 2005, between the Company and Mr. Laurent Boix-Vives, Ms. Jeannine Boix-Vives, Ms. Christine Simon, Ms. Sylvie Bernard and SDI Société de Services et Développement (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed April 18, 2005)

23.1	Consent of KPMG S.A.

23.2	Consent of Deloitte & Touche LLP.

99.1	Audited consolidated financial statements of Skis Rossignol S.A. as of and for each of the two years ended March 31, 2005.

99.2	Unaudited pro forma condensed combined financial information as of April 30, 2005 and for the twelve and six months ended October 31, 2004 and April 30, 2005, respectively.

*	Denotes documents previously filed.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2005	Quiksilver, Inc. (Registrant)
	By:	/s/ Steven L. Brink
Steven L. Brink
Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Exhibit Title or Description
10.1*	English Translation of the Acquisition Agreement, dated April 12, 2005, between the Company and Mr. Laurent Boix-Vives, Ms. Jeannine Boix-Vives, Ms. Christine Simon, Ms. Sylvie Bernard and SDI Société de Services et Développement (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed April 18, 2005)

23.1	Consent of KPMG S.A.

23.2	Consent of Deloitte & Touche LLP.

99.1	Audited consolidated financial statements of Skis Rossignol S.A. as of and for each of the two years ended March 31, 2005.

99.2	Unaudited pro forma condensed combined financial information as of April 30, 2005 and for the twelve and six months ended October 31, 2004 and April 30, 2005, respectively.

*	Denotes documents previously filed.